=============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                   FORM 8-K/A


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                          Date of Report: May 14, 1999
                 Date of Earliest Event Reported: March 1, 1999

                         Commission file number 1-10994




                        PHOENIX INVESTMENT PARTNERS, LTD.
             (Exact name of registrant as specified in its charter)





               DELAWARE                             95-4191764
       (State of Incorporation)        (I.R.S. Employer Identification No.)


      56 Prospect St., Hartford,
        Connecticut  06115-0480                   (860) 403-7667
(Address of principal executive offices)  (Registrant's telephone number)



=============================================================================

Item 2.  Acquisition or Disposition of Assets

On March 1, 1999, pursuant to an Acquisition Agreement dated December 15, 1998 ("Acquisition Agreement"), Phoenix Investment Partners, Ltd. ("Phoenix Investment Partners") acquired 100% of Zweig/Glaser Advisers (ZGA), Euclid Advisors LLC (a wholly-owned subsidiary of ZGA), Zweig Advisors Inc., Zweig Total Return Advisors, Inc. and Zweig Securities Corp. (collectively, the "Zweig Fund Group"). Pursuant to the Acquisition Agreement, Phoenix Investment Partners paid a total preliminary purchase price of approximately $135 million, subject to later adjustment (no later than 95 days after the closing) based on the rate of annualized management fee revenues at the time of closing. The agreement further provides for an "earn out," based on growth in management fee revenues over the next three years, of up to an additional $29 million to be paid out on the first, second and third anniversaries of the transaction. The Zweig Fund Group, which operates in New York, manages approximately $4 billion in assets, primarily open-end mutual funds and closed-end funds.

Pursuant to the Acquisition Agreement, Zweig Securities Corp. was purchased directly by Phoenix Investment Partners and the remaining Zweig Fund Group companies were purchased by Zweig/Glaser Advisers LLC, a newly formed wholly-owned subsidiary of Phoenix Investment Partners.

Phoenix Investment Partners and the Zweig Fund Group entered into long-term employment agreements with principals of ZGA and noncompete agreements with Martin E. Zweig and Eugene J. Glaser. These agreements were filed as exhibits to a Form 8-K filed by Phoenix Investment Partners on March 15, 1999.

Item 5.  Other Events

Financing

Phoenix Investment Partners financed the acquisitions of the Zweig Fund Group through borrowings under an existing $200 million bank credit facility and a new $175 million bank credit facility. Borrowings under these facilities are unsecured, mature five years after their inception date and bear interest at variable rates. The credit agreements have been filed as exhibits to a Form 10-Q for the periods ended March 31, 1998 and March 31, 1999, respectively, filed by Phoenix Investment Partners.

Item 7.  Financial Statements and Other Exhibits.

(a)   Financial Statements of Businesses Acquired.

      Audited Combined Financial Statements of the Zweig Fund Advisors for 1998:

        Report of Independent Accountants

        Combined Statement of Financial Condition - December 31, 1998

        Combined Statement of Income - For the Year Ended December 31, 1998

        Combined Statement of Capital - For the Year Ended December 31, 1998

        Combined Statement of Cash Flows - For the Year Ended December 31, 1998

        Notes to Combined Financial Statements

(b)   Pro Forma Financial Information.

      Unaudited Pro Forma Combined Financial Statements of Phoenix Investment Partners, Ltd. and the Zweig Fund Group:

        Unaudited Pro Forma Combined Statement of Financial Condition - December 31, 1998

        Unaudited Pro Forma Combined Statement of Income and
        Comprehensive Income - For the Year Ended December 31, 1998

        Notes to Unaudited Pro Forma Combined Financial Statements

(c)   Exhibits.

      23(a)  Consent of PricewaterhouseCoopers LLP

                                   Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    Phoenix Investment Partners, Ltd.


May 14, 1999                         /s/ William R. Moyer
                                    -----------------------------
                                    William R. Moyer, Chief Financial Officer

             PHOENIX INVESTMENT PARTNERS, LTD. AND SUBSIDIARIES
                          INDEX TO FINANCIAL STATEMENTS

                                                                       Page
Audited Combined Financial Statements of the Zweig Fund Advisors:

    Report of Independent Accountants ..............................     8

    Combined Statement of Financial Condition - December 31, 1998 ..     9

    Combined Statement of Income - For the Year Ended
          December 31, 1998.........................................    10

    Combined Statement of Capital - For the Year Ended
          December 31, 1998.........................................    11

    Combined Statement of Cash Flows - For the Year Ended
          December 31, 1998.........................................    12

    Notes to Combined Financial Statements..........................    13

Unaudited Pro Forma Combined Financial Statements of Phoenix Investment
          Partners, Ltd. and the Zweig Fund Group:

    Unaudited Pro Forma Combined Statement of Financial Condition -
          December 31, 1998........................................     23

    Unaudited Pro Forma Combined Statement of Income and Comprehensive
          Income - For the Year Ended December 31, 1998............     25

    Notes to Unaudited Pro Forma Combined Financial Statements......    27

                               ZWEIG FUND ADVISORS

                       1998 Combined Financial Statements

  ZWEIG FUND ADVISORS

  1998 COMBINED FINANCIAL STATEMENTS
  INDEX




                                                                         Page

  Report of Independent Accountants                                        1

  Combined Statement of Financial Condition                                2

  Combined Statement of Income                                             3

  Combined Statement of Capital                                            4

  Combined Statement of Cash Flows                                         5

  Notes to Combined Financial Statements                                   6

REPORT OF INDEPENDENT ACCOUNTANTS


To the Management of
Zweig Fund Advisors:

In our opinion, the accompanying combined statement of financial condition and the related combined statements of income, of capital and of cash flows present fairly, in all material respects, the financial position of Zweig Fund Advisors (the "Companies") as of December 31, 1998, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



                                      /s/ PricewaterhouseCoopers LLP



New York,  New York
February 15, 1999, except for
Note 10, as to which the
date is March 1, 1999











                                      1

ZWEIG FUND ADVISORS

COMBINED STATEMENT OF FINANCIAL CONDITION
December 31, 1998
(in thousands)


Assets:
   Current:
      Cash and cash equivalents                                     $  7,163
      Due from affiliates                                              2,337
      Other receivables                                                  208
      Prepaid expenses                                                   940
      Deferred sales commissions                                         654
----------------------------------------------------------------------------
             Total current assets                                     11,302

   Investments                                                           104
   Fixed assets, net                                                   2,409
   Intangibles                                                            88
   Security deposits                                                     296
   Other                                                               1,612
-----------------------------------------------------------------------------

             Total assets                                           $ 15,811
=============================================================================



Liabilities:
   Current:
      Distribution fees                                             $  2,922
      Accounts payable and accrued expenses                            2,599
      Due to affiliates                                                  199
      Revolving credit agreement debt                                  2,302
-----------------------------------------------------------------------------
             Total liabilities                                         8,022

Commitments and contingencies (Note 7)

Capital                                                                7,789
-----------------------------------------------------------------------------

             Total liabilities and capital                          $ 15,811
=============================================================================








The accompanying notes are an integral part of these combined financial statements.

                               ZWEIG FUND ADVISORS

COMBINED STATEMENT OF INCOME
For the year ended December 31, 1998
(in thousands)


Revenues:
   Investment advisory fees                                       $ 36,465
   Distribution fees and CDSCs                                      16,296
   Administration and service fees                                   2,006
   Commissions and underwriting fees                                 1,273
   Dividends and other                                               2,481
----------------------------------------------------------------------------
            Total revenues                                          58,521
----------------------------------------------------------------------------

Expenses:
  Employee compensation and related costs                           22,501
  Distribution and clearance                                        13,799
  Marketing and advertising                                          2,649
  Service fees                                                       1,717
  Office                                                             1,626
  Amortization of deferred sales commissions                         1,381
  Rent and related                                                   1,379
  Depreciation and amortization                                      1,169
  Professional fees                                                    881
  Local taxes                                                          772
  Expense and other reimbursements to affiliated funds                 511
  Insurance                                                            347
  Interest and other financing costs                                    54
  Other                                                                458
----------------------------------------------------------------------------
            Total expenses
                                                                    49,244
----------------------------------------------------------------------------

            Net income                                            $  9,277
============================================================================














The accompanying notes are an integral part of these combined financial statements.

                                      3

ZWEIG FUND ADVISORS

COMBINED STATEMENT OF CAPITAL
For the year ended December 31, 1998
(in thousands)






                                                Additional
                             Partners' Common    Paid-in    Retained
                              Capital   Stock    Capital    Earnings     Total
                              -------- --------- --------   ---------   --------

Balance, beginning of year  $  2,578  $  1,530  $   100    $  5,804   $ 10,012

     Net income                   54        --       --       9,223      9,277

     Unrealized loss on
      investments                 (2)       --       --          --         (2)

     Dividends and
      distributions               --        --       --     (11,498)   (11,498)
--------------------------------------------------------------------------------

Balance, end of year        $  2,630  $  1,530  $   100    $  3,529   $  7,789
================================================================================




















The accompanying notes are an integral part of these combined financial statements.

                               ZWEIG FUND ADVISORS

COMBINED STATEMENT OF CASH FLOWS
For the year ended December 31, 1998
(in thousands)


Cash flows provided from (used in) operating activities:
  Net income                                                    $    9,277
  Adjustments to reconcile net income to
      net cash provided by operating activities:
    Depreciation and amortization                                    1,169
    Amortization of deferred sales commissions                       1,381
    Net gain on distribution of securities                             (62)
    Loss on abandonment of fixed assets                                 21
    Addition to deferred sales commissions                          (1,508)
    (Increases) decreases in assets:
      Due from affiliates                                              201
      Other receivables                                                 59
      Prepaid expenses                                                (116)
      Security deposits                                                143
      Other assets                                                    (918)
    Increases (decreases) in liabilities:
      Distribution fees                                               (494)
      Accounts payable and accrued expenses                            358
      Due to affiliates                                                (61)
----------------------------------------------------------------------------
         Net cash provided by operating activities                   9,450

----------------------------------------------------------------------------

Cash flows (used in) investing activities:
  Additions to investments                                            (274)
  Additions to fixed assets                                           (562)
----------------------------------------------------------------------------
         Net cash (used in) investing activities                      (836)
----------------------------------------------------------------------------

Cash flows provided by (used in) financing activities:
  Repayment of notes payable                                        (2,004)
  Proceeds from revolving credit agreement                           2,504
  Repayment of revolving credit agreement                             (571)
  Class B deferred commissions                                      (4,398)
  Proceeds from sales of Class B deferred commissions                4,407
  Dividends and distributions to shareholders                      (10,507)
----------------------------------------------------------------------------
         Net cash (used in) financing  activities                  (10,569)
----------------------------------------------------------------------------

         Net (decrease) in cash                                     (1,955)
Cash and cash equivalents, beginning of year                         9,118
----------------------------------------------------------------------------

         Cash and cash equivalents, end of year                 $    7,163
============================================================================



The accompanying notes are an integral part of these combined financial statements.

                               ZWEIG FUND ADVISORS

Notes to Combined Financial Statements

1.   Organization

     Zweig Fund Advisors (the "Companies") consist of four investment advisors and a broker-dealer. The entities constituting the Companies are under common control.

     Zweig Advisors Inc. ("Zweig Advisors"), a Delaware corporation that was formed and commenced operations in 1986, is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"). Zweig Advisors provides investment management and advisory services to The Zweig Fund, Inc. ("ZF") and sub-advised funds.

     Zweig Total Return Advisors, Inc. ("ZTR Advisors"), a Delaware corporation that was formed and commenced operations in 1988, is registered as an investment adviser under the Advisers Act. ZTR
     Advisors provides investment management and advisory services to The Zweig Total Return Fund, Inc. ("ZTR").

     Zweig/Glaser Advisers ("Zweig/Glaser"), a New York general partnership formed in 1989 and registered as an investment adviser under the Advisers Act, provides investment management and advisory services to Zweig Series Trust ("ZST") and sub-advised funds. It also provides administrative services to ZF, ZTR and certain of the sub-advised funds.

     Euclid Advisors LLC ("Euclid"), a New York Limited Liability Company wholly-owned by Zweig/Glaser, was formed to purchase the fixed assets and business of an affiliated investment advisor in April 1997. Prior to May 1, 1998, Euclid managed private accounts for individual investors and institutions. Euclid Market Neutral Fund, a portfolio of Euclid Mutual Funds ("EMF"), commenced operations effective May 1, 1998. Euclid is the investment advisor of the new fund and is also registered under the Investment Advisers Act of 1940.

     ZST and EMF are open-end investment companies that offer various classes of shares. ZF and ZTR are closed-end investment companies listed on the New York Stock Exchange. Each of the funds managed and the sub-advised products are collectively referred to as the "Funds".

     Zweig Securities Corp. ("Securities Corp."), a New York corporation, is the principal distributor of ZST and EMF. In addition, Securities Corp provides trading and marketing services for affiliates. Securities Corp. is a registered broker-dealer that clears transactions through another broker-dealer on a fully disclosed basis. Accordingly, the company is exempt from the provisions of Securities and Exchange Commission ("SEC") Rule 15c3-3.

                               ZWEIG FUND ADVISORS

     Services are provided to the Funds pursuant to contracts that set forth the services to be provided and the fees to be charged and are subject to annual review and approval by each Fund's board of directors or trustees. Revenues are largely dependent on the total value, composition and associated fee structure of assets under management. Accordingly, fluctuations in financial markets, composition of assets and account activity impact revenues.

     Investment advisory fees from Zweig Strategy Fund (a series of ZST) and from ZF, represent the percentages of total combined revenues set forth below. No other portfolio's investment advisory fee revenue represents 10% or more of total combined revenues.


       Zweig Strategy Fund                                              14.7%
       The Zweig Fund, Inc.                                             10.1%
     --------------------------------------------------------------------------


2.   Significant Accounting Policies

     Basis of Presentation and Combination
     The combined financial statements have been prepared in accordance with generally accepted accounting principles. All material inter-company transactions and balances among the combined entities have been eliminated. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents
     Investments in money market funds are classified as cash equivalents.

     Deferred Sales Commissions
     Sales commissions paid to broker/dealers in connection with the sale of Class B shares of ZST and EMF are capitalized. Pursuant to contracts entered into by Zweig/Glaser and Securities Corp., unaffiliated third parties purchase or have purchased Securities Corp.'s right to receive future distribution payments from ZST and EMF and Contingent Deferred Sales Charges ("CDSCs") from redeeming Class B shareholders.

     Sales commissions paid to broker/dealers in connection with the sale of Class C shares of ZST and EMF are capitalized and amortized over a period of one year which approximates the period during which such sales commissions are, subject to the terms of ZST's and EMF's Rule 12b-1 distribution plan, expected to be recovered from distribution payments from ZST and EMF. CDSCs from redeeming Class C shareholders reduce unamortized deferred sales commissions as received (see Note 3).

                                        7

ZWEIG FUND ADVISORS

     Fixed Assets
     Equipment and furniture are being depreciated on a straight-line basis over their estimated useful lives. Leasehold improvements are being amortized on a straight-line basis over the term of the lease which approximates their estimated useful lives.

     Intangibles
     Certain intangible assets, primarily investment advisory contracts, client files and goodwill, were contributed to Zweig/Glaser and are being amortized on a straight-line basis over 120 months.

     Income Taxes
     No provision for federal income taxes is necessary since each company is treated as a pass-through entity for federal (and most state) income taxes. The Companies are subject to certain state and local taxes.

     Revenue Recognition
     Fee revenue, dividends and interest are recorded on an accrual basis. Commission income and related expenses are recorded on a trade date basis.

     Advertising and Promotion
     Costs of advertising are expensed as it appears in the media. Promotional materials are expensed based on the earlier of actual usage or the expected useful life.

     Fair Value of Financial Instruments
     The fair value of financial instruments approximates book value.

3.   Related-Party Transactions

     Revenues for services provided to the Funds and other affiliates are as follows (in thousands):


       Investment advisory fees                                      $ 33,083
       Distribution fees and CDSCs                                     16,296
       Administration and service fees                                  1,842
       Commissions and underwriting fees                                1,273
     --------------------------------------------------------------------------




                                      8

                               ZWEIG FUND ADVISORS

     Securities Corp. earned fees for distribution and underwriting services for ZST and EMF. Securities Corp. also earned brokerage commissions from affiliates.

     The Companies from time to time may voluntarily undertake to limit certain expenses of the Funds. In addition, the Companies may advance payments for certain expenses on behalf of the Funds, for which they are subsequently reimbursed. Such amounts (in thousands) are summarized below:


       Expense and other reimbursements to Funds                     $    511
       Expenses advanced on behalf of Funds                                53
     --------------------------------------------------------------------------


     Included in cash and cash equivalents at December 31, 1998 is $6,910,000 invested in Zweig Government Cash Fund ("ZCF"), a money market portfolio of ZST.

     Due from affiliates (primarily from the Funds) consist of (in thousands):


       Distribution fees                                             $  1,121
       Advisory fees                                                      952
       Other                                                              264
     --------------------------------------------------------------------------
       Total                                                         $  2,337
     ==========================================================================


     Investments consist of (in thousands):


       Euclid Mutual Fund                                            $     98
       Zweig Series Trust                                                   6
     --------------------------------------------------------------------------
       Total carrying value, at market                               $    104
     ==========================================================================









                                      9

ZWEIG FUND ADVISORS

     The Companies maintain informal agreements with an affiliate providing for the allocation of certain costs to the Companies. The allocations consist of (in thousands):


       Employee compensation and related costs                       $  2,673
       Office                                                           1,150
       Rent and related costs                                           1,078
       Capital expenditures                                               426
       Marketing and advertising                                          284
       Professional fees                                                  210
       Insurance                                                          157
       Other                                                              191
     --------------------------------------------------------------------------
       Total                                                         $  6,169
     ==========================================================================


     Zweig/Glaser paid $2,019,000 for principal and interest on short-term borrowings primarily from it's controlling individuals.

     Certain owners, officers and/or directors of the Companies are also owners, officers, and/or directors of other affiliates.

     Notes 5, 6 and 7 discuss additional related party transactions.



 4.  Fixed Assets

     Major classifications of fixed assets consist of (in thousands):


       Equipment                                                     $  2,578
       Leasehold improvements                                           1,928
       Furniture and fixtures                                             919
       ------------------------------------------------------------------------
                                                                        5,425
       Less accumulated depreciation and amortization                  (3,016)
     --------------------------------------------------------------------------
       Total                                                         $  2,409
     ==========================================================================






                                     10

ZWEIG FUND ADVISORS

5.   Employee Benefit Plans

     The Companies participate in a defined contribution pension plan covering substantially all employees. The Companies are required by the plan to make annual contributions of 10% of a qualified employee's eligible compensation. The Companies also participate in a noncontributory profit sharing plan covering substantially all employees, which provides for annual contributions as determined at the discretion of the Companies.

     The total pension and profit sharing expense for the year was $725,000. Substantially all of the plans' assets are invested in ZST.



6.   Debt

     Pursuant to a revolving credit agreement with a bank (the "Facility"), Zweig/Glaser may borrow up to $6 million ($3.5 million of which may be used for working capital purposes, repayable at the option of Zweig/Glaser no later than 120 days after the date of borrowing) to bridge the commission obligation with the distribution fees and CDSCs of the Class C shares of ZST and EMF. The Facility expires December 10, 2000. Each loan under the Facility bears interest (7.75% as of year-end) at the option of Zweig/Glaser at the "Prime" commercial lending rate of the bank or the "LIBOR" rate for the corresponding term of such loan plus 2%. The Facility also provides for a commitment fee of 0.375% per annum on the average daily unused amount of the commitment, payable to the bank quarterly. The commitment fee and accrued interest are payable quarterly, and each loan is generally repayable within one year. In addition, CDSC collections are applied to reduce principal. The Facility is collateralized by revenues assigned to Zweig/Glaser from an affiliate and Zweig/Glaser's investment advisory fees from Class A and C shares of ZST and EMF. At year-end, Zweig/Glaser had outstanding borrowings under this facility of $2,300,000.

     Under the terms of the Facility, Zweig/Glaser has agreed to maintain at all times (i) capital of at least $500,000 and (ii) the sum of capital of Zweig/Glaser and Securities Corp. of at least $2,000,000. Zweig/Glaser also agreed to maintain equity assets managed or administered of at least $1.5 billion and a ratio of (i) management fees during the 12 month period immediately preceding or ending at such time to (ii) the outstanding loans at such time of at least 2:1. The Facility also restricts certain changes of control.


                                     11

ZWEIG FUND ADVISORS

7.   Commitments and Contingencies

     Securities Corp. has guaranteed  certain employees minimum  compensation
     in  excess  of  base   salaries,   subject  to   continued   employment,
     aggregating $1,517,000 for the calendar year 1999.

     Under the provisions of the respective stockholder's agreements, Zweig Advisors and ZTR Advisors are obligated to purchase the shares of a stockholder, upon his or her death, at a specified price.

     Effective May 12, 1995, Zweig Advisors entered into a lease for office space directly with the landlord, which replaced a prior informal agreement with a co-tenant. The lease provided the Company with additional office space beginning February 1, 1996, which the Company then subleased to the existing tenant, at cost, through December 10, 1996.

     Zweig Advisors, in turn, has informal agreements with affiliates to share in annual lease obligations of $1,718,000, $1,718,000, $1,798,000,
     $1,823,000, and $1,216,000 for the years ending December 31, 1999 through 2003. Included in due to affiliates are security deposits received from affiliates of $266,000.

     Zweig/Glaser also leases office space under a lease agreement expiring June 30, 2000. Minimum annual lease payments under this agreement are $332,000 for the year ending December 31, 1999 and $166,000 for the period ending June 30, 2000. This office space is subleased to another party through the end of Zweig/Glaser's lease term. The proceeds from this sublease, less associated costs, is less than Zweig/Glaser's obligation for the lease. Zweig/Glaser recognized a loss in 1996 relating to this transaction.

     In prior years, Zweig/Glaser settled with New York City for unincorporated business taxes relating to the tax years through 1996. Zweig/Glaser paid or accrued taxes for the years 1997 and 1998 under the same terms as the settlement reached for prior years.

     In order to facilitate the payment of the initial sales commissions to broker/dealers in connection with the sale of Class B Shares of ZST and EMF, Securities Corp. entered into a purchase and sale agreement to sell its right to receive future distribution fees and CDSCs related to such Class B Shares. Zweig/Glaser entered into a simultaneous agreement with the purchaser obligating it for certain costs and undertakings. The undertakings include guaranteeing Securities Corp's performance, maintaining minimum partners' capital less intangibles of $2,000,000, and restricting certain changes of control.

                                        12

ZWEIG FUND ADVISORS

     In December 1998, a complaint was filed by Solv-Ex Corporation ("Solv-Ex") in the Second Judicial District Court of Bernalillo County, New Mexico against Zweig Advisors Inc. ("Zweig Advisors") and Martin E. Zweig (collectively, the "Zweig Defendants") and other entities (none of whom are affiliated with Martin Zweig or Zweig Advisers) in connection with, among other things, the trading of shares in Solv-Ex. Zweig Advisors believes that it was improperly named as a defendant because neither Zweig Advisors nor any of the accounts managed by Zweig Advisors ever had a position in Solv-Ex, although certain affiliates of the Zweig Defendants did trade in Solv-Ex stock for non-investment company accounts during the period of time referred to in the complaint. Management is unable to predict the outcome of this matter or whether the resolution could have a material impact on the financial statements.

8.   Supplemental Cash Flow Information

     Cash payments for income taxes and interest were as follows (in thousands):


       State and local taxes paid during the year                    $    914
       Interest paid during the year                                 $     32
     ==========================================================================


     Noncash investing and financing activities as follows (in thousands):


       Distribution of 56,475 shares of the Zweig Fund,
           Inc. to shareholders                                      $    685

       Distribution of 34,523 shares of the Zweig Total
           Return Fund, Inc. to shareholders                         $    306
     ==========================================================================




9.   Capital Requirements

     Securities Corp. is subject to the SEC's Uniform Net Capital Rule 15c3-1, which requires the maintenance of minimum net capital, as defined, and that the ratio of aggregate indebtedness, as defined, to net capital not exceed 15 to 1. At December 31, 1998, Securities Corp.'s net capital of $688,480 was $401,295 in excess of the minimum statutory requirement, and its ratio of aggregate indebtedness to net capital was 6.26 to 1.

                               ZWEIG FUND ADVISORS

10.  Acquisition of the Companies

     Phoenix Investment Partners, Ltd., a Delaware corporation ("Phoenix"), entered into an agreement dated as of December 15, 1998 (the "Acquisition Agreement") with Zweig/Glaser, Euclid, Zweig Advisors, ZTR Advisors and Securities Corp. (collectively, the "Zweig Group") and the equityholders of the Zweig Group. Pursuant to the Acquisition Agreement, the Zweig Group has been acquired by Phoenix (the "Acquisition") as of March 1, 1999.

     Upon consummation of the Acquisition, a subsidiary of Phoenix will become the principal distributor of the ZST and EMF. No other substantial change to the Companies' operation is anticipated at this time.

     Pursuant to the Acquisition Agreement, the equityholders of the Zweig Group have agreed to indemnify Phoenix for all damages in connection with the Solv-Ex complaint discussed in Note 7.



















                                        14

              UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF
                      PHOENIX INVESTMENT PARTNERS, LTD. AND
                              THE ZWEIG FUND GROUP


The following unaudited pro forma combined information as of and for the year ended December 31, 1998, is based on the historical financial statements of Zweig/Glaser Advisers (ZGA), Euclid Advisors LLC (a wholly-owned subsidiary of
ZGA), Zweig Advisors Inc., Zweig Total Return Advisors, Inc. and Zweig Securities Corp. (collectively, the "Zweig Fund Group"), included elsewhere in this Form 8-K/A (under the name of "Zweig Fund Advisors"), and the historical financial statements of Phoenix Investment Partners, Ltd. ("Phoenix Investment Partners") included in its Annual Report on Form 10-K for the year ended December 31, 1998. Certain reclassifications have been made to Zweig Fund Group's financial statements to conform them with Phoenix Investment Partners' presentation. The pro forma financial information gives effect to the transactions consummated by the Acquisition Agreement with the Zweig Fund Group.

The pro forma statement of income and comprehensive income and statement of financial condition were prepared assuming the transactions consummated by the Acquisition Agreement were effected as of January 1, 1998 and December 31, 1998, respectively. The purchase price allocation given effect to in the pro forma financial statements is preliminary, as additional information is necessary to complete the purchase price allocation. The unaudited pro forma information should be read in conjunction with the related notes thereto and the historical financial statements of Phoenix Investment Partners and the Zweig Fund Group.

The pro forma information does not purport to be indicative of the results of operations that would have occurred had the transactions been consummated on the assumed dates, nor is the information intended to be a projection for any future period.

                        PHOENIX INVESTMENT PARTNERS, LTD.
          UNAUDITED PRO FORMA COMBINED STATEMENT OF FINANCIAL CONDITION
                             As of December 31, 1998
                                 (in thousands)

                                                                Pro Forma
                                  ---------- ----------- -----------------------
                                   Phoenix      Zweig
                                  Investment    Fund
                                   Partners     Group    Adjustments   Combined
                                  ---------- ----------- -----------  ----------
 Assets
   Current Assets
     Cash and Cash Equivalents    $  29,298    $  7,163  $ (5,604) a,e, $ 30,857
                                                                    f
     Marketable Securities,
       at Market                     16,275           -        -          16,275
     Accounts Receivable              9,493       1,393        -          10,886
     Receivables From
       Related Parties               25,522       1,739        -          27,261
     Prepaid Expenses and
       Other Assets                   2,951         856        -           3,807
                                  ---------- ----------- ----------    ---------
         Total Current
    Assets                           83,539      11,151    (5,604)        89,086
                                  ---------- ----------- ----------     --------
     Deferred Commissions             2,798         594      (445)  b,i    2,947
     Furniture, Equipment and
       Leasehold Improvements,Net     8,589       2,409         -         10,998
     Intangible Assets, Net         146,402           -    78,063   a    224,465
     Goodwill, Net                  300,255          88    56,815  a,b   357,158
     Long-term Investments
      and Other Assets               22,135       2,101    (1,309)  f     22,927
                                  ---------- ----------- ----------    ---------

       Total Assets               $ 563,718    $ 16,343  $127,520       $707,581
                                  ========== =========== ==========    =========

 Liabilities and Stockholders' Equity
   Current Liabilities
     Accounts Payable and
      Accrued Liabilities         $  39,659    $  2,542  $    520   g     42,721
     Payables to Related Parties      3,032         469         -          3,501
     Broker-Dealer Payable            9,568       2,922         -         12,490
     Current Portion of
      Long-term Debt                    964           -         -            964
                                  ---------- ----------- ----------    ---------
       Total Current Liabilities     53,223       5,933       520         59,676
                                  ---------- ----------- ----------    ---------
     Deferred Taxes, Net             53,446           -      (213)  g     53,233

     Long-term Debt , Net
      of Current Portion              1,718       2,301         -          4,019
     Convertible Subordinated
      Debentures                     76,364           -         -         76,364
     Credit Facilities              140,000           -    135,000  e    275,000
     Lease Obligations and Other
      Long-term Liabilities           4,843         322          -         5,165
                                  ---------- ----------- ----------    ---------
       Total Liabilities
                                    329,594       8,556    135,307       473,457
                                  ---------- ----------- ----------    ---------

     Minority Interest
                                      2,531           -          -         2,531
     Stockholder's Equity           231,593       7,787     (7,787) a,b, 231,593
                                                                   f,g,i
                                  ---------- ----------- ----------    ---------
       Total Liabilities and
        Stockholders' Equity      $ 563,718    $ 16,343  $ 127,520     $ 707,581
                                  ========== =========== ==========    =========






    The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

                        PHOENIX INVESTMENT PARTNERS, LTD.

              UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
     SUMMARY OF PRO FORMA ADJUSTMENTS - STATEMENT OF FINANCIAL CONDITION


Balance Sheet Item       Note        Adjustment              December 31, 1998
                                                              (in thousands)

Cash and cash             e   Financing proceeds from
    equivalents               credit facilities                $  135,000
                          a   Payment of purchase price          (137,325)
                          f   Working capital adjustment           (3,279)
                                                               ----------
                                                                   (5,604)
                                                               ----------

Deferred commissions      b,i   Adjustment to Zweig Fund
                                Group assets                         (445)
                                                               ----------

Intangible assets, net    a   Intangible assets                    78,063
                                                               ----------

Goodwill, net             a   Excess purchase price                56,903
                          b   Adjustment to Zweig Fund
                                Group assets                          (88)
                                                               ----------
                                                                   56,815
                                                               ----------
Long-term investments and
  other assets            f   Working capital adjustment           (1,309)
                                                               ----------

   Effect on Total Assets                                      $  127,520
                                                               ==========

Accounts payable and
  accrued liabilities     g   Involuntary severance costs      $      520
                                                               ----------

Deferred taxes, net       g   Deferred taxes on involuntary
                                severance costs                      (213)
                                                               ----------

Credit facilities         e   Obligations under credit
                                facilities                        135,000
                                                               ----------

   Effect on Total Liabilities                                    135,307
                                                               ----------

Stockholders' equity      a   Intangible assets                    78,063
                          a   Excess purchase price                56,903
                          a   Payment of purchase price          (137,325)
                         b,i  Adjustment to Zweig Fund
                               Group assets                          (533)
                          g   Involuntary severance costs            (307)
                          f   Working capital adjustment           (4,588)
                                                               ----------
   Effect on Stockholders' Equity                                  (7,787)
                                                               ----------
   Effect on Total Liabilities and
     Stockholders' Equity                                      $  127,520
                                                               ==========

                     PHOENIX INVESTMENT PARTNERS, LTD.
  UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
                For the Twelve Months Ended December 31, 1998
                  (in thousands, except per share amounts)

                                                              Pro Forma
                                  ---------- ---------- ---------------------
                                    Phoenix    Zweig
                                  Investment   Fund    Adjustments  Combined
                                   Partners    Group
                                  ---------- ---------- ---------------------
 Revenues
     Investment Management Fees   $ 193,130  $  35,954  $     -    $ 229,084
     Mutual Funds-Ancillary Fees     25,739      4,210        -       29,949
     Other income and Fees            2,678      3,904        -        6,582
                                  ---------- ---------- --------   ----------
 Total Revenues                     221,547     44,068        -      265,615
                                  ---------- ---------- --------   ----------
 Operating Expenses
     Employment Expenses             90,407     22,514  (11,987) g,h 100,934
     Other Operating Expenses        55,355      9,706    3,868  h,i  68,929
     Depreciation and Amortization    3,663      1,038        -        4,701
     Amortization of
      Goodwill & Intangibles         22,057        132    9,548  b,c  31,737
     Amortization of
      Deferred Commissions            1,380      1,381   (1,381) b,i   1,380
                                  ---------- ---------- --------    ---------
 Total Operating Expenses           172,862     34,771       48      207,681
                                  ---------- ---------- --------    ---------

 Operating Income                    48,685      9,297      (48)      57,934
                                  ---------- ---------- --------    ---------

 Other Income - Net                  21,047         62        -       21,109
                                  ---------- ---------- --------    ---------
 Interest Expense (Income)- Net
     Interest Expense                14,548         54    8,100   e   22,702

     Interest Income                 (1,989)      (609)       -       (2,598)
                                  ---------- ---------- --------    ---------

 Total Interest Expense - Net        12,559       (555)   8,100       20,104
                                  ---------- ---------- --------    ---------

 Minority Interest                   (2,198)         -         -      (2,198)

 Income Before Income Taxes          54,975      9,914   (8,148)      56,741
     Provision for Income Taxes      20,335        637      478  d,j  21,450
                                  ---------- ---------- --------    ---------
 Net Income                          34,640      9,277   (8,626)      35,291

   Other Comprehense Income, Net of Tax
     Foreign Currency
      Translation Adjustment          1,171          -        -        1,171
     Unrealized Losses on Securities
       Available-for-sale            (8,274)         -        -       (8,274)
                                  ---------- ---------- --------    ---------

   Total Other Comprehensive Loss    (7,103)         -        -       (7,103)
                                  ---------- ---------- --------    ---------

Comprehensive Income              $  27,537  $   9,277  $(8,626)    $ 28,188
                                  ========== ========== ========    =========

Net Income                        $  34,640  $   9,277  $(8,626)    $ 35,291

   Series A Preferred
     Stock Dividends                  1,223          -        -        1,223
                                  ---------- ---------- --------    ---------

Income from Continuing
   Operation Available
   to Common Stockholders         $  33,417  $   9,277  $(8,626)    $ 34,068
                                  ========== ========== ========    =========

 Earnings per Common and Common Equivalent Share:
     Basic                        $    0.76                       k  $  0.77
     Diluted                      $    0.68                       k  $  0.69

 Weighted Average Number of
   Shares Outstanding:
     Basic                           44,076                           44,076
     Diluted                         54,297                           54,297


   The accompanying  notes are an integral part of the unaudited  pro forma combined financial statements.

                        PHOENIX INVESTMENT PARTNERS, LTD.

              UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
           SUMMARY OF PRO FORMA ADJUSTMENTS - STATEMENT OF INCOME


Income Statement                                                 Year Ended
    Item            Note         Adjustment                  December 31, 1998
                                                               (in thousands)

Employment expenses  g   Compensation adjustment                  $ (9,500)
                     h   Operating agreements adjustment            (2,487)
                                                                  --------
                                                                   (11,987)
                                                                  --------
Other operating
  expenses           h   Operating agreements adjustment             2,487
                     i   Expense deferred commissions                1,381
                                                                  --------
                                                                     3,868
                                                                  --------

Amortization of      c   Amortization of excess purchase price       1,422
  goodwill and       b   Eliminate Zweig Fund Group
  intangible assets        goodwill amortization                      (132)
                     c   Amortization of intangible assets           8,258
                                                                  ---------
                                                                     9,548
                                                                  --------
Amortization of deferred
  commissions        i   Expense deferred commissions               (1,381)
                                                                  --------

Interest expense     e   Interest expense on credit facilities       8,100


Provision for
  income taxes       d,j   Tax effect of pro forma adjustments         478
                                                                  --------

        Effect on Income                                          $ (8,626)
                                                                  ========

                        PHOENIX INVESTMENT PARTNERS, LTD.

       NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


The pro forma financial statements include the historical results of Phoenix Investment Partners and the Zweig Fund Group. The following pro forma adjustments, which are necessary to reflect the acquisition of the Zweig Fund Group, are included:

(a) The acquisition of the Zweig Fund Group has been accounted for as a business combination using the purchase method. The purchase price for this acquisition is the sum of the consideration paid and the transaction costs incurred by Phoenix Investment Partners. Under the purchase method of accounting for business combinations, the purchase price is allocated to the assets and liabilities based on their relative fair values with the excess of the acquisition cost over the fair value of the net assets recorded as excess of cost over book value acquired. Preliminary analyses have been performed in order to identify intangible assets and to allocate purchase price to identifiable assets with the excess of purchase price over net tangible and intangible assets recorded as goodwill.

            The following table summarizes the preliminary calculation and allocation of the Zweig Fund Group's purchase price (in thousands):

            Purchase Price:
            Consideration paid or payable              $ 135,000
            Transaction costs                              2,325
                                                       ---------
                  Total Purchase Price                 $ 137,325
                                                       =========

            Purchase Price Allocation:
            Fair value of acquired net assets          $   2,359
            Identified intangibles                        78,063
            Goodwill                                      56,903
                                                       ---------
                  Total Allocation of Purchase Price   $ 137,325
                                                       =========

(b) Pro forma adjustments have been included to reflect the fair value adjustments made to the historical cost basis of certain Zweig Fund Group assets.

(c) Intangible assets identified (primarily investment management contracts) in the amount of $78.1 million have an average estimated useful life of 12 years. Pro forma adjustments have been made to amortize (1) identified intangible assets over their estimated useful lives, and (2) goodwill of $56.9 million over 40 years.

             Identified intangibles and goodwill have been created for book purposes. The basis in these assets have been stepped up to fair value for tax purposes.

(d) Prior to the acquisition, ZGA operated as a partnership, with the resulting income taxes accruing to the individual partners and, therefore, not reflected in the financial statements. As a result of the acquisition, income tax expense is recognized by the consolidated entity. A pro forma adjustment has been included to reflect the appropriate income tax expense.

(e) The acquisition of the Zweig Fund Group was financed through borrowings under an existing $200 million bank credit facility and a new $175 million bank credit facility. Borrowings under these facilities are unsecured, mature five years after their inception dates and bear interest at variable rates. A pro forma adjustment has been included to reflect the interest expense at the 1998 rate of 6.0%. A .125% change in the interest rate would increase or decrease interest expense by approximately $169,000.

          NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS,
                                        Continued


(f) The Acquisition Agreement required the Zweig Fund Group to have a specified amount of working capital at the date of acquisition. A pro forma adjustment has been made to reflect the adjustments to achieve the specified amount of working capital.

(g)          At the date of the acquisition, Phoenix  Investment Partners had a plan in place to eliminate certain positions held by Zweig Fund Group employees. In addition, prior to the acquisition, the
             Zweig Fund Group distributed a substantial portion of its earnings as compensation. Effective with the acquisition, such
             additional   compensation   is  no   longer   paid.   Pro  forma
             adjustments   have  been   included  to  reflect  the  liability
             established for certain involuntary severance costs, net of tax, and the reduction in annual compensation costs.

(h) Phoenix Investment Partners, the Zweig Fund Group and former affiliates and principals of the Zweig Fund Group entered into certain administrative, consulting and service agreements whereby the former affiliates and principals of the Zweig Fund Group will perform certain administrative, consulting, and other services previously performed by Zweig Fund Group employees. A pro forma adjustment has been included to reflect the effect of the reduced employment expense and the expense associated with the contracted services.

(i) Zweig Fund Group previously recorded an asset for deferred commissions related to its mutual fund C shares, which are recovered over a one-year period. Phoenix Investment Partners expenses such commissions as paid. A pro forma adjustment has been included to reflect the reversal of the deferred commissions asset and related amortization, and to record the related expense associated with the payment of the commissions.

(j) The pro forma adjustments have been tax effected at estimated rates from 41% to 43%.

(k) Phoenix Investment Partners' historical earnings per share was computed using weighted average shares of Phoenix Investment Partners common stock and common stock equivalents. Common stock equivalents are based on outstanding stock options under nonqualified stock option plans.

                                  EXHIBIT INDEX


Exhibit Number             Description                                 Page

   23(a)             Consent of PricewaterhouseCoopers LLP              30

                                                                      23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-48338, No. 33-46359, No. 33-99412, No.
33-99414, No. 333-19073 and No. 333-65495) of Phoenix Investment Partners, Ltd. of our report dated, February 15, 1999, except for Note 10 as to which the date is March 1, 1999, relating to the combined financial statements of Zweig Fund Advisors, which appears in the Current Report on Form 8K/A of Phoenix Investment Partners, Ltd. dated May 14, 1999.



                                        /s/ PricewaterhouseCoopers LLP
                                        ------------------------------
                                        PricewaterhouseCoopers LLP



New York, New York
May 14, 1999